POLYMER ENERGY

JOINT VENTURE AGREEMENT

DATED AS OF JUNE 26, 2003

i

POLYMER ENERGY

JOINT VENTURE AGREEMENT

                    THIS JOINT VENTURE AGREEMENT (“Agreement”), is entered into as of June 26, 2003 by and among ZBIGNIEW TOKARZ, TRUSTEE U/A DATED JUNE 26, 2003 (“Tokarz Trust”), MACIEJ ZALEWSKI, TRUSTEE U/A DATED JUNE 26, 2003 (“Zalewski Trust”), ATAGENCER LLC, an Ohio limited liability company (“Atagencer”), and NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION, a corporation organized under the laws of the State of Delaware, U.S.A.  (“NTI”).  The Tokarz Trust, the Zalewski Trust, Atagencer and NTI are each sometimes hereinafter referred to as a “Party” and are collectively hereinafter referred to as the “Parties.”

RECITALS:

                    WHEREAS, the Parties desire to form a Joint Venture in the form of a new limited liability company organized under the laws of Ohio, U.S.A.  to engage in the “Business” (as hereinafter defined); and

                    WHEREAS, the Joint Venture shall be called Polymer Energy, LLC (the “Company”);

                    NOW THEREFORE, in consideration of the mutual promises, agreements, representations, warranties, covenants and provisions herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

          For the purposes of this Agreement, the following definitions of terms shall apply:

                    1.1     Affiliate. Any Person that controls, is controlled by, or is under common control with, another Person.

                    1.2     Agents. The officers, employees, consultants or other representatives of any of the Parties or of the Company.

                    1.3     Ancillary Agreements. The following are the Ancillary Agreements and the Parties thereto:

(a)

License Agreement.  License Agreement dated as of the Effective Date between Zbigniew Tokarz, Trustee U/A Dated June 26, 2003, as licensor, and the Company, as licensee, concerning the Polymer Recycling Technology (“License Agreement”).

(b)

Technical Assistance Agreements.  Technical Assistance and Marketing Support Agreements dated as of the Effective Date between the Company and each of the following: the Zalewski Trust and Atagencer (“Technical Assistance Agreements”).

(c)	Management Agreement. Management and Marketing Agreement dated as of the Effective Date between the Company and NTI (“Management Agreement”).

(d)	Operating Agreement. Operating Agreement of the Company dated as of the Effective Date among the Shareholders of the Company.

                    1.4     Atagencer. Atagencer, LLC, a limited liability company organized under the laws of the State of Ohio, U.S.A.

                    1.5     At Cost. Without profit component of any kind, direct or indirect, to the particular Party in the given case (although nothing herein shall preclude such Party from recovering all costs - direct and indirect - arising out of any transaction with the proscription “At Cost”).

                    1.6     Business. The commercial exploitation of the Polymer Recycling Technology and any Other Agreed Upon Technology throughout the Territory, including the manufacturing, promotion and sale of Products, the providing of Services, and all othr methods of commercialization of the Intellectual Property Rights.

                    1.7     Change of Control. Any change in ownership, management, control or scope of business activities of a Party that could affect the performance of the duties and/or obligations of such Party under this Agreement or any of the Ancillary Agreements.

                    1.8     Company. Polymer Energy, LLC, a limited liability company organized under the laws of the State of Ohio, U.S.A. as a joint venture entity pursuant to this Agreement to conduct the Business in the Territory.

                    1.9     Effective Date. The date of this Agreement.

                    1.10     Intellectual Property Rights. The Polymer Recycling Technology and any Other Agreed Upon Technology, including the Know-How, Materials, Processes, Trademarks, and Trade Secrets, (all as hereinafter defined), collectively, as the same currently exist and shall hereafter be modified, developed and/or acquired by the Company.

                    1.11     Joint Venture Agreement. This Joint Venture Agreement by and among the Parties relating to the formation and governance of the Company and the conduct of the Business.

                    1.12     Know-How. The technology, formulae, methods and procedures developed by the Company which are unique in nature and essential or useful in the commercial exploitation of the Polymer Recycling Technology and any Other Agreed Upon Technologies, together with all improvements and modifications with respect thereto.

                    1.13     Materials. The constituent materials and chemicals of one or more formulations developed by the Company which are required for commercial exploitation of the Polymer Recycling Technology and any Other Agreed Upon Technologies.

                    1.14     Net Sales. The gross proceeds received by the Company from the commercial exploitation of the Polymer Recycling Technology and any Other Agreed Upon Technologies in normal, bona fide commercial transactions on an arm’s length basis to, by, with, or through an entity which is not affiliated with any Party to this Agreement, less (i) sales discounts (including sales rebates); (ii) sales returns; (iii) shipping and transaction costs, such as Value Added Tax, CIF charges and packaging expenses; and (iv) sales commissions to third parties.

                    1.15     New Technology. Any new technology developed by any of Atagencer, Mehmet Gencer, Tokarz, the Tokarz Trust, Zalewski or the Zalewski Trust during the term of this Agreement that is determined by the Parties to be desirable by the Company as part of the Business and that subsequently becomes an Other Agreed Upon Technology.

                    1.16     NTI. Northern Technologies International Corporation, a corporation organized under the laws of the State of Delaware, U.S.A.

                    1.17     Operating Agreement. The Operating Agreement of the Company dated as of the Effective Date and signed by the Parties to this Agreement.

                    1.18     Other Agreed Upon Technologies. In conformity with the objectives of the Parties to expand the Business over time, products, materials and/or technologies, including any New Technology, identified by the Parties over time which are both compatible with the Business and susceptible of being profitably marketed through and/or by the Company in the Territory.  Upon agreement of the Parties, in writing, to adopt such new products, materials and/or technologies within the scope of the Company’s activities, and successful negotiation of all requisite commercial rights to commercialize such new products, materials and/or technologies in the Territory, such new products, materials and/or technologies shall be deemed to be incorporated within the Business as “Other Agreed Upon Technologies” to be treated as set forth in this Agreement and/or the Ancillary Agreements.

                    1.19     Parties. The Parties to this Agreement and/or the Ancillary Agreements, as applicable, and their successors and permitted assigns.

                    1.20     Person. A corporation, partnership, limited liability company or other entity, however denominated, and any natural person.

                    1.21     Polymer Recycling Technology. A method for continuous conversion of polyolefinic plastics wastes (such as polyethylene or polypropylene) to a liquid mixture of non-saturated and saturated hydrocarbons, constituting high quality paraffin, and a device to realize said method, including, without limitation, certain rights to the patents, patent applications, know-how and related intellectual property described in Exhibit A attached hereto.

                    1.22     Processes. The procedures utilizing the Know-How for the manufacture of Products as developed and specified by the Company, together with any improvements of and modifications to the same as it relates to the manufacturing of Products, together with future technology, knowledge and product development which is useful in the manufacture of Products.

                    1.23     Products. Any products, including machinery and equipment, manufactured by or for the Company utilizing the Polymer Recycling Technology and any Other Agreed Upon Technologies, incorporating the Materials or Processes, or utilizing the Trademarks, all of which have been developed by and are owned and/or licensed by the Company.

                    1.24     Prototype. A prototype of the machinery and equipment required to practice or use the Polymer Recycling Technology.

                    1.25     Services. Services utilizing or based upon the Polymer Recycling Technology or any Other Agreed Upon Technology.

                    1.26     Shareholder. Any holder, from time to time, of Shares of the Company and who is a Party to this Agreement or who may becomes a Party to this Agreement in the future.

                    1.27     Shares. Any validly issued shares or membership interests in the Company owned by any Shareholder pursuant to this Agreement.

                    1.28     Territory. All NAFTA countries (including Canada, the United States and Mexico) and all countries of Asia (including all ASEAN countries as well as India, Japan, China and Turkey), as well as any other countries as shall be agreed among the Parties.

                    1.29     Tokarz. Zbigniew Tokarz, a natural Person.

                    1.30     Tokarz Trust. Irrevocable Trust Agreement of Zbigniew Tokarz dated June 26, 2003.

                    1.31     Trademarks. Any trademarks now or hereafter owned or licensed by the Company in connection with the Business, including all trade literature, technical specifications and application instructions and promotional material pertaining thereto, together with all ancillary trademark registrations, which may differ between various jurisdictions.

                    1.32     Trade Secrets. Trade Secrets includes both Company Trade Secrets (as defined in Section 13.1 of this Agreement) and Shareholder Trade Secrets (as defined in Section 14.1 of this Agreement).

                    1.33     Zalewski. Maciej Zalewski, a natural Person.

                    1.34     Zalewski Trust. Irrevocable Trust Agreement of Maciej Zalewski dated June 26, 2003.

ARTICLE 2

MUTUAL REPRESENTATIONS

                    2.1     Representations of NTI. NTI hereby represents and warrants to the other Parties to this Agreement as follows:

(a)

Organization and Standing.  NTI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, U.S.A.  NTI is qualified to do business in and in good standing under the laws of the State of Ohio, U.S.A.

(b)

Due Authorization.  This Agreement and the Ancillary Agreements to which NTI is a Party have been duly authorized by appropriate corporate action of NTI and are binding upon NTI in accordance with their respective terms.

(c)

No Violation of Other Agreements.  By entering into this Agreement and any of the Ancillary Agreements to which it is a Party, NTI will not violate or cause a default to occur under any other agreements to which it is a party.

(d)

Absence of Litigation.  There are no lawsuits or legal actions pending or, to the knowledge of NTI, threatened against NTI that would have a material adverse effect upon NTI’s ability to perform its obligations under this Agreement or the Ancillary Agreements to which it is a Party.

                    2.2     Representations of the Parties (other than NTI). Each of the Parties (other than NTI) hereby represents and warrants to the other Parties as follows:

(a)

Organization and Standing.  Each such Party that is an entity is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its organization and is in good standing under the laws of the jurisdiction where it has its principal place of business.

(b)

Due Authorization.  This Agreement and the Ancillary Agreements to which it is a Party have been duly authorized by appropriate action of such Party and the same are binding upon such Party in accordance with their respective terms.

(c)

No Violation of Other Agreements.  By entering into this Agreement and any of the Ancillary Agreements to which it is a Party, such Party will not violate or cause a default to occur under any other agreements to which it is a party.

(d)

Absence of Litigation.  There are no lawsuits or legal actions pending or, to the knowledge of such Party threatened against such Party that would have a material adverse effect upon such Party’s ability to perform its obligations under this Agreement or the Ancillary Agreements to which it is a Party.

ARTICLE 3

PURPOSES OF THE JOINT VENTURE

                    The purposes of the Joint Venture are to:

(a)	conduct the Business for the benefit of the Parties;

(b)	protect and preserve the Intellectual Property Rights in the Territory under the terms of this Agreement and the Ancillary Agreements;

(c)	manufacture, promote and sell Products and perform Services in the Territory under the terms hereof and of the Ancillary Agreements; and

(d)	provide for the implementation of the Ancillary Agreements for the benefit of the respective Parties.

ARTICLE 4

FORMATION OF JOINT VENTURE ENTITY

                    4.1     Formation of the Company. With the signing of this Agreement, the Parties have signified their agreement that the Company, which was organized prior to the date of this Agreement but which has not yet engaged in any business, shall be used as the joint venture entity among the Parties pursuant to this Agreement.  The Company’s name shall be Polymer Energy, LLC.  The Company’s principal place of business shall be 23205 Mercantile Road, Beachwood, Ohio  44122 or at such other place as may be determined by the Parties.

                    4.2     LLC Documents. Copies of the Articles of Organization and the Operating Agreement have been provided to the Parties.  In the event of any inconsistency between this Agreement and either the Articles of Organization or the Operating Agreement of the Company, the provisions of this Agreement shall govern.

                    4.3     Capitalization. Ten Thousand (10,000) Shares of the Company shall be subscribed for by and issued to the Parties as follows:

Name and Address	Percentage Ownership	Number of Shares

Northern Technologies International Corporation, a Delaware Corporation	50.00%	5,000 sh.

Zbigniew Tokarz, Trustee	25.00%	2,500 sh.
U/A Dated June 26, 2003

Maciej Zalewski, Trustee	12.50%	1,250 sh.
U/A Dated June 26, 2003

Atagencer LLC, an Ohio limited liability company	12.50%	1,250 sh.

	Total 100.00%	10,000 sh.

The consideration for the issuance of Shares by the Company is set forth in Section 4.4 below.

                    4.4     Consideration for Issuance of Shares to the Parties. In consideration for Zbigniew Tokarz, Trustee U/A June 26, 2003 licensing the Polymer Recycling Technology to the Company pursuant to the terms of the License Agreement, the Parties shall cause the Company to issue 2,500 Shares to the Tokarz Trust.  In consideration for NTI entering into the Management Agreement with the Company, the Parties shall cause the Company to issue 5,000 Shares to NTI.  In consideration for each of the Zalewski Trust and Atagencer entering into separate Technical Assistance Agreements with the Company, the Parties shall cause the Company to issue 1,250 Shares to each of the Zalewski Trust and Atagencer.

                    4.5     Parallel Rights to Subscribe for Additional Shares. If additional Shares are hereafter to be issued by the Company, the Shareholders of the Company shall have the right to purchase such additional Shares in the same proportion as their holdings of Shares at the time of the issuance thereof.

ARTICLE 5

ANCILLARY AGREEMENTS

                    5.1     Execution of Ancillary Agreements. In furtherance of the Business, the Parties and the Company shall enter into the following (collectively, the “Ancillary Agreements”) which shall each be effective as of the Effective Date:

(a)	the License Agreement;

(b)	the Technical Assistance Agreements;

(c)	the Management Agreement; and

(d)	the Operating Agreement.

                    5.2     Ancillary Agreements Incorporated by Reference. The provisions of the Ancillary Agreements are incorporated herein by reference and made a part hereof.

ARTICLE 6

MANAGERS AND CEO

                    6.1     Election of Managers. The Company shall have a Board of Managers consisting of six (6) Persons.  NTI shall have the right to designate three (3) Managers, who shall initially be Philip M. Lynch, Patrick Lynch and Anna Zalewska.  Atagencer shall have the right to designate one (1) Manager, who shall initially be Mehmet Gencer.  The Tokarz Trust shall have the right to designate two (2) Managers, who shall initially be Tokarz and Zalewski.  The Parties, as Shareholders of the Company, agree that at meetings of Shareholders they shall cast their entire vote in favor of any person(s) designated by the other Parties as Managers or Substitute Managers (as hereinafter defined) to fill their pro rata share of Manager positions in accordance with the provisions hereof.

                    6.2     Substitute Managers. A Party shall have the right to designate a Substitute Manager (“Substitute Manager”) in the event that a Manager previously designated by such Party shall resign, retire, die, or otherwise be unable or unavailable to serve.

                    6.3     Chairman and Vice Chairman of the Company. Zalewski shall be designated the Chairman of the Company (“Chairman”) and Philip M. Lynch shall be designated the Vice Chairman of the Company (“Vice Chairman”), with the responsibility and authority to implement this Agreement and the Ancillary Agreements, as well as such resolutions as may be passed from time to time by the Board of Managers of the Company.  Any successor as Chairman or Vice Chairman, and designation of any other officers of the Company that may be appointed from time to time shall be approved by the Board of Managers and shall be further subject to the approval of NTI, which approval shall not be unreasonably withheld.

ARTICLE 7

RESPONSIBILITIES AND DUTIES OF THE PARTIES

                    7.1     Responsibilities of the Parties. It shall be the responsibility of all Parties to effect the Purposes of the Joint Venture pursuant to Article 3 hereof.

                    7.2     Specific Responsibilities and Duties of Individual Parties. Specific responsibilities and duties to be fulfilled by individual Parties to this Agreement are set forth in the Ancillary Agreements.

                    7.3     Actions Requiring Consent of All Parties. In addition to other provisions of this Agreement and/or the Ancillary Agreements requiring the consent or approval of all the Parties, the unanimous specific written consent of each Party hereto shall be required before the Company may take any of the following actions:

(a)	Establish annual operating budgets for the Company which Chief Executive Officer shall prepare and submit each such budget no later than June 30 of each year for the following fiscal year;

(b)	Determine the amount of funds to be allocated to the purchase of Other Agreed Upon Technologies;

(c)	Sell, assign, transfer, exchange or otherwise dispose of any assets of the Company, other than in the ordinary course of business;

(d)	Mortgage, pledge, encumber or hypothecate any of the assets of the Company;

(e)	Change the Company’s independent certified public accountants after the same have been appointed by the mutual consent of the Parties;

(f)

Change or allow a change in the accounting procedures employed in maintaining the Company’s books of account or in preparing financial statements with respect to the operations of the Company or the Business;

(g)

Obligate the Company as a surety, guarantor or accommodation party to any obligation, lend funds belonging to the Company to any third party, or extend credit to any person, firm or entity, on behalf of the Company, other than in the ordinary course of business;

(h)	File material litigation against third parties on behalf of the Company or confess judgment on behalf of the Company;

(i)	Amend the Articles of Organization or the Operating Agreement of the Company;

(j)	Cause the Company to issue any Shares or any debt securities or to increase its capitalization;

(k)

Borrow any money on behalf of the Company requiring a mortgage or other form of security in favor of the lender, except that a security interest in inventory and receivables authorized by the Chief Executive Officer of the Company in the ordinary course of business shall be permissible;

(l)	Cause the Company to merge or consolidate with or into any other legal entity or acquire any other legal entity;

(m)	Cause the Company to dissolve or to liquidate;

(n)	Cause the Company to engage in any business activity that is outside the scope of the Business;

(o)	Form any subsidiary or other legal entity;

(p)

Cause the Company to enter into a transaction or business relationship with any of the Parties hereto, other than as may be expressly provided for by this Agreement and/or the Ancillary Agreements, other than on an arm’s-length basis and on prices and terms no more favorable to the Party than could have been obtained from an independent third party;

(q)	Establish pricing, discount structures, and terms of trade for Products, Services and Other Agreed Upon Technologies in the Territory;

(r)	Sell, license or otherwise convey to any third party the Intellectual Property Rights or any right thereto deriving from this Agreement or the Ancillary Agreements;

(s)	Engage or dismiss the Chief Executive Officer and other key employees of the Company and/or fix compensation for such personnel, including bonuses and perquisites; and

(t)	Acquire fixed assets for and on behalf of the Company.

                    7.4     Special Resolutions. Upon reaching unanimous agreement as to the actions set forth in Section 7.3, hereof, the Parties shall vote their shares to adopt any special resolutions to implement such actions as may be required by the laws of the State of Ohio, U.S.A.

                    7.5     Development of Prototype(s). Upon execution of this Agreement and the Ancillary Agreements by the Parties, NTI shall make a capital contribution to the Company in the amount of Fifty Thousand Dollars ($50,000) U.S., plus such additional amounts that will be sufficient (in NTI’s judgment) to enable the Company to:

(a)	Pay the reasonable travel expenses of Tokarz to the United States to assist in the design and manufacturing of one or more Prototypes; and

(b)	Pay the cost of developing and manufacturing one or more Prototypes.

NTI’s aggregate financial obligation under this Section 7.5 shall not exceed Fifty Thousand Dollars U.S. ($50,000), unless otherwise agreed by NTI.

ARTICLE 8

DEVELOPMENT OF THE COMPANY’S AGENTS

                    8.1     Development of Company’s Agents. Depending on the development of business and within the judgment of the Board of Managers, the Company may engage its own Agents to assist the Chief Executive Officer in the performance of his duties and responsibilities, and to implement actions taken by the Parties in performance of their duties and responsibilities hereunder and as set forth in the Ancillary Agreements.

                    8.2     Corporate Governance Policies. NTI shall be responsible to ensure that corporate governance policies appropriate to the North American countries within the Territory, including but not limited to human relations, compensation, terms of employment, taxation and employee benefits, are implemented and maintained by the Company with respect to all Agents, third party providers to the Company, and other individuals and entities which now have or which come to have a commercial or financial relationship of any nature with the Company.  NTI shall cause one or more other Persons of its choice to be responsible for ensuring that corporate governance policies appropriate to each other country within the Territory are implemented and maintained by the Company at such time as the Company begins conducting the Business in each such country.

ARTICLE 9

PAYMENTS TO RELATED PARTIES FOR SERVICES

                    9.1     Payments to Related Parties for Services Performed. The following payments shall be made by the Company to the Parties for services that they perform in the normal course of business pursuant to this Agreement and the Ancillary Agreements:

(a)

The Tokarz Trust shall be paid seven and one-half percent (7.5%) of Net Sales relating to the Polymer Recycling Technology and ten percent (10%) of Net Sales relating to any New Tokarz Technologies pursuant to the terms of the License Agreement as its total compensation under the License Agreement.

(b)	NTI shall be paid fifteen percent (15%) of Net Sales as its total compensation for services rendered pursuant to the terms of the Management Agreement;

(c)

The Zalewski Trust shall be paid three and three-quarters percent (3.75%) of Net Sales as its total compensation for services rendered pursuant to the terms of the Technical Assistance Agreement between the Company and the Zalewski Trust.

(d)

Atagencer shall be paid three and three-quarters percent (3.75%) of Net Sales as its total compensation for services rendered pursuant to the terms of the Technical Assistance Agreement between the Company and Atagencer.

                    9.2     Payments with Respect to Other Agreed Upon Technologies. Compensation to the Parties with respect to Other Agreed Upon Technologies shall be determined on a case-by-case basis, as specific opportunities to add Other Agreed Upon Technologies to the scope of the Business may arise.  It is the intent of the Parties, however, to share joint responsibility for the proper commercial and technical development of Other Agreed Upon Technologies in the Territory; and in general, each Party to this Agreement shall be responsible to perform substantially the same set of functions with respect to Other Agreed Upon Technologies that such Party does with respect to the initial commercial exploitation of the Polymer Recycling Technology.  It shall therefore be a general precept of this Agreement that compensation to the Parties for services rendered with respect to Other Agreed Upon Technologies shall be equal, as a percentage of Net Sales relating to Other Agreed Upon Technologies, to the percentage of Net Sales payable to each Party, respectively, for such Party’s services relating to the initial commercial exploitation of the Polymer Recycling Technology, reflecting the individual contributions of each Party, and such compensation shall be allocated within the format of the Ancillary Agreements.

                    9.3     Payments Related to Special Programs. After the payments and distributions referred to in Sections 9.1 and 9.2 have been made to the Parties, the Parties may determine that additional Special Programs for Promotion and Development (“Special Programs”) may be necessary, desirable or appropriate in any given fiscal year to accelerate the pace or redirect the progression and evolution of the Company.  In such event, upon prior unanimous approval by the Parties, additional funds may be allocated by the Company for Special Programs to be conducted by the Parties, which shall involve joint responsibility of the Parties in the same percentage allocations as are set forth in Sections 9.1 and 9.2 of this Agreement.

                    9.4     Limitation of Compensation to Related Parties. Except as otherwise provided in this Agreement and the Ancillary Agreements, all financial transactions between the Company and the Parties other than as set forth in Article 9 hereof shall be At Cost.

ARTICLE 10

COVERAGE OF FINANCIAL SHORTFALLS

                    In the event that there shall be a shortfall in any given fiscal year, the shortfall shall be borne by the Parties in proportion to their respective Shareholdings of the Company; provided, however, that no Party shall have any obligation to cover shortfalls beyond the point that the equity of the Company shall be exhausted.  The Parties may, however, in the sole discretion of each Party, elect to provide financial support over and above their equity in the Company.

ARTICLE 11

FINANCIAL BOOKS AND RECORDS - BANKING

                    11.1     Fiscal Year. The fiscal year of the Company shall commence every year on 1 September and end on 31 August of the next year.  The books of accounts shall be closed at the end of each fiscal year, and audited financial statements shall be prepared by a recognized firm of certified public accountants showing the financial condition of the Company and the results of its operations for such fiscal year.  Copies of the audited annual financial statements and unaudited monthly and/or quarterly financial statements shall be provided to each of the Parties.

                    11.2     Access to Books and Records. The Company’s financial books, records and statements of account shall be kept at the principal place of business of the Company, and each Party shall have the right at all reasonable times to inspect and copy same.

                    11.3     Bank Accounts. All of the Company’s funds shall be deposited in its name in such bank account or accounts as shall be designated from time to time by the Board of Managers.  Withdrawals from such account or accounts shall be made by checks or other appropriate instruments signed by the Chief Executive Officer and such other officers or persons as the Board of Managers shall from time to time duly designate.

ARTICLE 12

INSURANCE

                    12.1     Independent Insurance Coverage. The Parties shall cause the Company to obtain and to maintain property damage, product liability, public liability and other liability, casualty, and general insurance for the Business, as deemed adequate for the proper conduct of the Business in the Territory.  In the event that insurance is provided by means of an amendment or rider to existing insurance maintained by any of the Parties, then the cost thereof, to the extent that the basic insurance cost of such party is thereby increased, shall be borne by and paid for by the Company.

                    12.2     Inclusion of the Company as a Named Insured Under the Insurance Coverage of a Party. To the extent possible, each Party shall include the Company as a named insured under its own insurance coverage.

ARTICLE 13

PROTECTION OF COMPANY TRADE SECRETS

                    13.1     Recognition of Trade Secrets. Each Party acknowledges and agrees that all Intellectual Property Rights, Trade Secrets, Know-How, Materials, Processes and other information relating to the Business that is deemed confidential by the Company and designated as such by the Company, including but not limited to all applications of the Intellectual Property Rights, cost and cost accounting data, customer lists, competition, marketing strategy, supply relationships, memoranda, diagrams, pictures, computer software and programs as well as records contained therein, sales information, financial information, pricing data and margins, are hereinafter referred to as “Company Trade Secrets” and constitute valuable property rights of the Company.

                    13.2     Protection of Company Trade Secrets by Parties. During the term of this Agreement, as well as following its termination and for all times thereafter, each Party shall keep secret and confidential all Company Trade Secrets which it now knows or may hereafter come to know as a result of this Agreement and the Ancillary Agreements.  The Company Trade Secrets shall not be disclosed by any of the Parties to third parties and shall be kept secret and confidential, except (i) to the extent that such information has entered into the public domain by means other than the improper actions of such Party, (ii) to the extent that the disclosure thereof may be required pursuant to the order of any court or other governmental body, or (iii) to the extent that the disclosure thereof to third parties who have executed confidentiality agreements reasonably acceptable to NTI is required in the ordinary course of the Business as conducted by the Parties pursuant to this Agreement and the Ancillary Agreements.  If a Company Trade Secret shall be in the public domain as the result of the action of any Party or any Agent thereof, then such Party shall nevertheless continue to keep such Company Trade Secret secret and inviolate.

                    13.3     Protection of Company Trade Secrets by Agents. No Party nor its Agents shall at any time copy, remove from their proper location - be it within the Company or elsewhere – or retain without the Company’s prior written consent, the originals or copies of any Company Trade Secrets or of any of the unpublished records, books of account, documents, letters, diagrams, computer disks, papers or memoranda of any other Party or of the Company.  It is understood that from time to time it may be necessary for certain of the foregoing items to be copied or removed from their location; however, this shall be done subject to the requirements of this Section, and the original material shall be returned to its proper location as soon as possible and the confidential nature and integrity of the foregoing as Company Trade Secrets shall be strictly maintained both as to original documents and all copies thereof.

(a)

Insofar as the Agents who come in contact with Company Trade Secrets are concerned, such Party shall cause such Agents to enter into Company Trade Secrecy Agreements in the form approved by the Company.  Each Party shall exert its best efforts to cause its Agents to adhere to and to abide by the provisions, restrictions and limitations of the Company Trade Secrecy Agreements, which efforts shall include the institution and prosecution of appropriate litigation if such be necessary and desirable.

(b)

All of the Parties are intended third party beneficiaries of the Company Trade Secrecy Agreements, and each of the Parties may in its sole discretion, on its own behalf or derivatively and/or on behalf of the Company, directly enforce the provisions of the Company Trade Secrecy Agreements and/or any breach thereof against all Persons who have executed the same.

                    13.4     Remedies in the Event of a Violation. In the event of any violation or threatened violation of the provisions of this Article 13 by any Party or its Agents, the Company’s remedy at law will be inadequate and the Company will suffer irreparable injury.  Accordingly, each Party consents to injunctive and other appropriate equitable relief, without the need to post any bond, upon the institution of legal proceedings therefor by the Company in any court of competent jurisdiction to protect the Company Trade Secrets.  Such relief shall be in addition to any other relief to which the Company may be entitled at law or in equity, which shall include but not be limited to the right of immediate termination of this Agreement in respect of such Party in the event of a violation of the provisions of this Article 13.

ARTICLE 14

PROTECTION OF SHAREHOLDER TRADE SECRETS

                    14.1     Identification of Shareholder Trade Secrets. It is not intended that any Party must impart its own technology or trade secrets to the Company.  The Parties recognize, however, that in order to further the Business, a Party may impart information to the Company which such Party considers to be proprietary in nature and thus wishes to be kept confidential (“Shareholder Trade Secrets”), and that such Shareholder Trade Secrets may come to be imparted to other Parties through the Company.  In order for such information to be treated as Shareholder Trade Secrets, a Party must notify the Company and the other Parties in writing in advance of any disclosure that the information it is about to disclose constitutes Shareholder Trade Secrets.

                    14.2     Protection of Shareholder Trade Secrets. During the term of this Agreement, and following its termination and for all times thereafter, each Party shall keep secret and confidential all Shareholder Trade Secrets which it now knows or may hereafter come to know as a result of this Agreement and the Ancillary Agreements.  Shareholder Trade Secrets shall not be disclosed by any Party to third parties and shall be kept secret and confidential, except (i) to the extent that the same have entered into the public domain by means other than the improper actions of the Party who desires to protect such Shareholder Trade Secret, or (ii) to the extent that the disclosure thereof may be required pursuant to the order of any court or other governmental body.  If a Shareholder Trade Secret shall be in the public domain as the result of an act by any Party or any Agent thereof, then such Party shall nevertheless continue to keep such Shareholder Trade Secret secret and inviolate.

                    14.3     Shareholder Trade Secrecy Agreements. No Party nor its Agents shall at any time copy, remove from their proper location - be it within the Company or elsewhere - or retain without prior written consent, the originals or copies of any Shareholder Trade Secrets of another Party.  It is understood that from time to time it may be necessary that certain of the foregoing items be copied or removed from their location; however, this shall be done subject to the requirement of this Section that the original material be returned to its proper location as soon as possible and that the confidential nature and integrity of the foregoing as Shareholder Trade Secrets be strictly maintained both as to original documents and copies thereof.

(a)

Insofar as the Agents of any Party who come in contact with Shareholder Trade Secrets are concerned, such Party shall cause such Agents to enter into Shareholder Trade Secrecy Agreements in the form approved by the Company.  Each Party shall exert its best efforts to cause its Agents to adhere to and to abide by the provisions, restrictions and limitations of the Shareholder Trade Secrecy Agreements, which efforts shall include the institution and prosecution of appropriate litigation if such be necessary and desirable.

(b)

Each Party desiring to protect its own Shareholder Trade Secrets is an intended third party beneficiary of the Shareholder Trade Secrecy Agreements, and each Party may in its sole discretion, on its own behalf or derivatively and/or on behalf of the Company directly enforce the provisions of the any Shareholder Trade Secrecy Agreement(s) and/or any breach thereof against any and all Agents of the other Parties who have executed the same.

                    14.4     Remedies in the Event of a Violation. In the event of any violation or threatened violation of the provisions of this Article 14 by any Party and/or its Agents, the remedy at law of the Party desiring to protect its own Shareholder Trade Secrets will be inadequate, and such Party will suffer irreparable injury.  Accordingly, each Party consents to injunctive and other appropriate equitable relief without the need to post any bond, upon the institution of legal proceedings against such Party for a violation or threatened violation of the provisions of this Article 14 in any court of competent jurisdiction to protect the Shareholder Trade Secrets.  Such relief shall be in addition to any other relief to which the affected Party may be entitled, at law or in equity, including the right of immediate termination of this Agreement.

ARTICLE 15

CORPORATE OPPORTUNITY DOCTRINE

                    15.1     Observance of Corporate Opportunity Doctrine. It is the intent of the Parties to this Agreement and the Ancillary Agreements to deal solely with each other with respect to the commercial, technical and strategic development and implementation of the Business in the Territory.  Consequently, the Parties to each agreement cited above hereby renounce and covenant not to engage in any activity which would either (a) negatively impact the performance of their duties under this Agreement or the Ancillary Agreements in the Territory, or (b) have the effect of displacing or substituting Net Sales from the commercial exploitation of the Polymer Recycling Technology or the Other Agreed Upon Technologies, or the application of the Intellectual Property Rights in the Territory.  (“Corporate Opportunity”).

                    15.2     Agreement Not to Divert Resources. During the term of this Agreement the Parties shall not, directly or indirectly, in any capacity whatsoever, engage in, own, manage, operate, control, act as a consultant to, have a financial interest in, or otherwise participate in the ownership, licensing, management, operation or control of, a business which would impede, substitute, displace or divert Net Sales from the Company arising from the commercial exploitation of the Polymer Recycling Technology and any Other Agreed Upon Technologies within the Territory except through the Company in furtherance of the Business.  During said term no Party shall in any way, directly or indirectly, divert, take away or interfere with or attempt to divert, take away or interfere with, any of the customers, accounts, suppliers, employees, representatives or patronage of the Company.  In the event that this Agreement is terminated: (i) because of a material breach of this Agreement by a Party; (ii) because of a material breach of any Ancillary Agreement by a Party; (iii) upon the bankruptcy or other adverse condition of a Party as described in Article 17 hereof; (iv) pursuant to Article 18 hereof; or (v) upon a breach of Articles 13, 14 or 15 hereof, then the Party in breach or subject to such adverse condition shall continue to be bound by the provisions of Articles 13, 14 and 15 of this Agreement for a period of three (3) years following the date of termination, but such Party shall at no time be permitted to use the Company Trade Secrets, and the other Parties shall at no time be permitted to use the Shareholder Trade Secrets of the Party in breach, as the case may be, for any activity outside the Company, including but not limited to such activities which would have the effect of diverting resources from the Company.

                    15.3     Remedies for Breach. In the event of a violation or threatened violation of the provisions of Article 15 hereof by a Party, the remedy at law will be inadequate and the other Party or Parties to this Agreement shall suffer irreparable injury.  Accordingly, each Party consents to injunctive or other appropriate equitable relief, without the need to post any bond, upon the institution of legal proceedings therefor by the non-violating Party or Parties.  Such relief shall be in addition to any other relief to which a Party may be entitled at law or in equity, including the right of immediate termination of this Agreement.

ARTICLE 16

LICENSE OF IMPROVEMENTS TO THE COMPANY

                    16.1     Disclosure of Improvements. Each Party hereby agrees to promptly disclose to the Company any improvements or modifications to the Intellectual Property Rights of whatever nature or description which come to be learned by such Party or which are made by or through its efforts without any obligation by the Company to make payment therefor.

                    16.2     Grant of License to the Company. Each Party hereby grants to the Company an exclusive, fully paid-up worldwide right and license, under any intellectual property rights, trade secrets and know-how owned, controlled, acquired or which may otherwise be transferred or granted to such Party in, from or through its operations during the term of this Agreement, to make, have made, use, sell or otherwise dispose of products incorporating any or all improvements in and modifications to the Intellectual Property Rights together with the Know-How, Materials, Processes and/or Products or Services and/or to sublicense third parties to do the same.

                    16.3     Obligations to File New Patents. In the event that NTI shall determine, in its sole judgment, that any Intellectual Property Rights or Know-How of the Company, as the same presently exist or may hereafter arise, is of sufficient commercial value to warrant patenting and is in fact patentable in the United States or elsewhere in the Territory, then upon NTI’s request and at NTI’s expense (which shall not include special compensation to the Company or any other Person), each Party shall take all necessary and reasonable steps to prepare the requisite technical documents for the filing of a patent application and take such other steps as are normally incident to the filing and processing of patent applications and the issuance of patents relating thereto.

                    16.4     Review of Potentially Infringing Technology. In the event that a Party shall learn of any technology, processes or patent developed or owned by third parties which may infringe or otherwise be in conflict with the Intellectual Property Rights, then such Party shall forthwith provide the Company and NTI with whatever information it may have with respect thereto.  The Company, NTI and such Party will then consult with one another as to:

(a)	Taking appropriate legal action against such third party for infringement of the Intellectual Property Rights together with the Company; and/or

(b)

Purchasing, licensing or otherwise acquiring rights to such technology, processes or patents of such third parties, in which event such rights as are acquired shall be extended to the Company pursuant to Section 16.2 hereof.  Based upon their joint decision, such Party shall exert its best efforts to carry out whatever the Parties have determined to be in their mutual best interest.

                    16.5     Unrelated Technologies. The Company shall have no claim on any of the Parties for any of the technologies of such Parties that are unrelated to the Intellectual Property Rights.  It is acknowledged by the Tokarz Trust, the Zalewski Trust and Atagencer that each such Party, or the Affiliate of each such Party, is a creative scientist who desires and intends to engage in research and other creative activities during his or her professional career outside the scope of the Intellectual Property Rights.  Nothing in this Agreement is intended in any manner to limit or prohibit any such Party from continuing in such activities and such Parties are encouraged to do so.  Each such Party shall be entitled to receive all economic benefits, compensation and profits to which such Party may be entitled as a result of such unrelated technology.  In the event, however, that such Party wishes to disclose such unrelated technology or any matters arising therefrom to the Company and the Company is interested in obtaining information with respect thereto looking toward the possible commercialization thereof on essentially the same terms as set forth in this Agreement, then the Company agrees that it will enter into an appropriate non-disclosure and trade secrecy agreement protecting such Party from any improper utilization by the Company of the information disclosed to it by such Party on a confidential basis.

ARTICLE 17

TERM OF AGREEMENT

                    17.1     Indefinite Term. This Agreement shall become effective on the Effective Date and shall continue in effect, unless otherwise terminated in accordance with the provisions hereof, for an indefinite term of years.

                    17.2     Termination. This Agreement may be terminated:

(a)	By the Parties in accordance with the provisions of Articles 13, 14 and 15 hereof;

(b)	In accordance with Section 17.3 and Section 17.4 hereof;

(c)	By the Parties by reason of a material Breach or Default of this Agreement by a Party which has not been cured or remedied in accordance with Article 18 hereof; or

(d)

Automatically, in conjunction with the termination of any of the Ancillary Agreements by a Party thereto by reason of a material breach (as therein defined) or default (as therein defined) of any such Ancillary Agreement by a Party thereto, which breach or default has not been cured or remedied in accordance with the curative provisions thereof.  In such event this Agreement shall likewise terminate on the same date, without any further act or notice given by any Party hereto.

                    17.3     Termination Upon Change of Control of a Party. In the event that a Change of Control of a Party hereto shall occur, then the other Parties may, upon six (6) months prior written notice given to such Party, terminate this Agreement, unless the Change of Control of such Party shall have been effected upon prior notification to and with the written agreement of, the other Parties.

                    17.4     Termination Upon Bankruptcy or Insolvency. If a Party hereto shall become bankrupt or insolvent or shall file any debtor relief proceedings, or if there shall be filed in Court against a Party legal proceedings or bankruptcy or insolvency or reorganization or for the appointment of a receiver or trustee of all or a portion of such Party’s property, or if a Party makes an assignment for the benefit of creditors or petitions for or enters into an arrangement for debtor relief and such proceedings as are described aforesaid are not dismissed within a period of ninety (90) days after the institution thereof, then, at the option of the other Parties, this Agreement shall forthwith terminate by written notice given to the Party who has filed, instituted or against whom any of the proceedings aforesaid have been brought; provided that if a stay has been granted by a Trustee or Judge in bankruptcy by virtue of which this Agreement is to be deemed an executory contract, then such Party shall continue to perform under the terms of this Agreement if:

(a)	Payments due under this Agreement for past obligations are tendered in full by the Party subject to such proceedings;

(b)	Payments due under this Agreement for present obligations are tendered by the Party subject to such proceedings pursuant to a payment schedule acceptable to the other Parties; and

(c)	All other provisions of this Agreement are complied with fully by the Party subject to such proceedings.

                    17.5     Payment of Amounts Due. In the event of termination of this Agreement, each Party shall pay to each other Party and to the Company all amounts due and owing by such Party pursuant to this Agreement prior to the effective date of termination.

                    17.6     Cooperation Upon Termination. Upon termination of this Agreement, the Parties shall cooperate with each other and with the Company in transferring all Shareholder Trade Secrets and other intellectual property rights of any Party back to the Party that is the owner of such rights.

                    17.7     Non-Release of Obligations. The termination of this Agreement shall not release the Parties from their obligations to settle all financial accounts between themselves in cash forthwith.  Notwithstanding the termination hereof, each Party shall be responsible for the performance of all of its obligations and responsibilities hereunder up to the effective date of termination.  As provided in Articles 13 and 14, upon termination of this Agreement, all Intellectual Property Rights and Company Trade Secrets, and all Shareholder Trade Secrets shall continue to be kept secret and confidential.

                    17.8     Cessation of Rights Upon Termination. Upon the termination of this Agreement for reason of default or breach of this Agreement or of any Ancillary Agreement, all rights which the Party in default (“Defaulting Party”) may have had under or pursuant to this Agreement (except with respect to Article 13, 14 and 15 hereof) shall forthwith cease and terminate.  If a dispute as to whether a default or breach exists is submitted to arbitration under Article 19 hereof, the Parties shall jointly appoint a trustee or agent to oversee the execution of the duties hereunder and the protection of the rights hereunder of the Party allegedly in default and/or breach.  If the Parties cannot agree on a trustee or agent for such purposes, the arbitration panel shall forthwith appoint same.

                    17.9     Liquidation and Wind-up of the Business. Upon termination of this Agreement:

(a)

The Company shall be liquidated forthwith and, following payment of all known just obligations of the Company, and establishment of a reasonable reserve to pay such just obligations of the Company as are unknown at the time of liquidation of the Company, the remaining assets shall be divided among the Parties in accordance with their Share ownership in the Company pursuant to an independent valuation thereof by the outside auditors of the Company or, in the event Arbitration has been invoked in accordance with Article 19 hereof, by the arbitration panel.  Notwithstanding the foregoing, Shareholder Trade Secrets, as defined in Article 14 hereof, shall not constitute an asset of the Company upon termination of this Agreement, but rather shall revert to the Party that owns the same in accordance with Section 17.6.  hereof.

(b)

The Business shall be wound up forthwith and no further orders shall be accepted by the Company for Products or Services or for Other Agreed Upon Technologies, provided that orders for Products or Services and Other Agreed Upon Technologies which were received by the Company prior to termination of this Agreement shall be filled by the Company out of its own existing inventory or its own manufacturing or service capabilities.

ARTICLE 18

DEFAULT

                    18.1     Event of Default. A Default (“Default”) hereunder shall exist in the event of any one or more of the following:

(a)	Non-payment of funds by one Party to another Party when due and owing;

(b)	A material Breach (“Breach”) of any provision of this Agreement other than Articles 13, 14 or 15 hereof, or any of the Ancillary Agreements; or

(c)	A Breach of Articles 13, 14 or 15 hereof.

                    18.2     Remedies Upon Default or Breach. The remedies available to the other non-defaulting Party in an instance of Default or Breach by a defaulting Party shall be as follows:

(a)

If a Party shall fail to make any payments required hereunder after the same are due, (other than due to governmental delays) or if it shall commit a Default or Breach in the performance of, or by failure to observe and comply with, any other material term or provision of this Agreement or any of the Ancillary Agreements to be performed, observed or complied with by it, then the Parties against whom such Default or Breach shall have been committed shall have the right to declare a Default and terminate this Agreement unless the Party in Default shall cure such Default or Breach, or cause the same to be cured, within thirty (30) days (fifteen (15) days in case of monetary default) after receipt of written notice from the other Party; provided, however, that with respect to any Default or Breach other than a monetary default, if the Party in Default or Breach commences to cure same within the curative period specified herein, then the right of termination shall be held in abeyance for a reasonable period of time so long as the Party in Default or Breach proceeds to cure such Default or Breach with due diligence.  A Party’s right of termination shall be in addition to and not in limitation of any of its other rights at law or in equity based upon the other Party’s Breach or Default.  Any notice of termination shall stipulate the effective date of termination which shall be not less than three (3) months nor more than six (6) months following the date that such notice is given.

(b)

Notwithstanding the foregoing, in the event of a violation of Articles 13, 14 and/or 15 hereof by a Party hereto, the other Parties may at their sole discretion terminate this Agreement with immediate effect upon giving notice to the Party in Default or Breach of Article 13, 14 and/or 15 hereof as provided herein.

                    18.3     Non-Waiver of Rights. The non-defaulting Parties’ failure to terminate this Agreement on account of any Breach or Default by a defaulting Party as provided in Sections 18.1 or 18.2 hereof shall in no event constitute or be deemed to constitute a waiver by such non-defaulting Parties of their right to terminate this Agreement at any time while any such Breach or Default continues (subject to the provisions of Section 18.2 hereof), or on account of any subsequent Breach or Default by a Party.

ARTICLE 19

DISPUTE RESOLUTION

                    19.1     Dispute Resolution by Arbitration. Any and all disputes except as excluded under Section 19.2 hereof, which may arise among the Parties during the term of this Agreement, after the termination thereof, or following the liquidation or dissolution of the Company, upon failure by the Parties to amicably resolve the same after mutual good faith negotiations, shall be exclusively settled by binding arbitration including, but not limited to, the following:

(a)	A dispute as to whether a Default exists;

(b)	A dispute as to whether a Default entitles the non-defaulting Party to terminate this Agreement;

(c)	A dispute as to the validity of this Article 19;

(d)	A dispute relating to the construction, meaning, interpretation, application or effect of this Agreement or anything contained herein; and

(e)	A dispute as to the rights, obligations or liabilities of the Parties hereunder.

                    19.2     Disputes Not Subject to Arbitration. Notwithstanding anything to the contrary set forth in this Agreement:

(a)	Arbitration may not be invoked regarding matters expressed in this Agreement to be agreed upon by or to be determined with the consent or approval of all the Parties.

(b)

Arbitration may not be invoked if a Party violates the provisions of this Agreement relating to the Intellectual Property Rights, the Trade Secrets, or Corporate Opportunity.  In such event, the remedies set forth in Articles 13, 14, 15 and 18 hereof shall apply.

                    19.3     Conduct of Arbitration Proceedings. All arbitration proceedings shall be conducted in the English language and shall be carried on in Cleveland, Ohio U.S.A.  or any other place mutually agreeable to the Parties, under the UNCITRAL Arbitration Rules.  With respect to the interpretation of this Agreement, the laws of the State of Ohio, U.S.A., shall apply.  Judgment upon the award rendered by the arbitrator in favor of the Prevailing Party, which shall include an award concerning the payment of costs, attorneys’ fees, and expenses of the arbitration proceedings, may be entered in any court of competent jurisdiction, and assets may be attached in any country in the world pursuant to such judgment.

                    19.4     Designation of the “Prevailing Party”. In each case in which arbitration is invoked under this Agreement or any of the Ancillary Agreements, the arbitration panel shall be required to designate one or the other Party as the Prevailing Party (“Prevailing Party”).

                    19.5     Punitive Damages Excluded. The Prevailing Party in an arbitration proceeding convened hereunder shall be awarded in arbitration all reasonable damages plus documented costs incurred in pursuing its arbitration claim, including but not limited to legal fees and travel expenses, but shall not be entitled to exemplary, consequential, special or punitive damages.

ARTICLE 20

NO PARTNERSHIP

          Nothing contained in this Agreement shall be construed to constitute the Parties as partners or agents for one another or to render any Party liable for any debts, liabilities or obligations of the other (“Indebtedness”).  It is understood that any Indebtedness, if incurred, is outside the scope of this Agreement and the Ancillary Agreements.  No Party shall have the authority to extend or to utilize the credit of such other Party, to extend credit in the other Party’s name, or to represent that it is authorized to do so without the express written consent of the other Party.  In the event that a creditor of a Party shall assert a claim against that Party based on such Indebtedness, then the Party who in fact is obligated thereon shall indemnify and hold the other Party harmless from and against any losses, claims or liabilities by reason thereof.

ARTICLE 21

RECIPROCAL INDEMNIFICATION

          Each Party shall defend, indemnify and hold the other Parties and the Company harmless from and against any and all claims, demands, actions, rights of action, damages, costs and expenses which shall or may arise by virtue of anything done or omitted to be done by the indemnifying Party (or through or by its Agents) in breach of the terms of this Agreement.  The indemnifying Party shall be notified promptly of the existence of the claims, demands, actions or rights of action and shall be given reasonable opportunity to defend the same in which defense the Party to be indemnified shall cooperate.  If the indemnifying Party fails forthwith upon notice to assume such defense, then the Party to be indemnified may proceed with the defense thereof including settlement, in which case the indemnifying Party shall bear the costs of defense including attorneys’ fees and shall pay the amount of any judgment or settlement.

ARTICLE 22

GENERAL PROVISIONS

                    22.1     Benefit of Parties. All of the terms and provisions of this Agreement and of the Ancillary Agreements shall be binding upon the Parties executing same and their respective permitted successors and assigns.  Except as expressly provided herein, a Party may not assign its rights and obligations to a third party without the prior  written consent of the other Parties; provided, however, that a Party may assign this Agreement and all of such Party’s rights hereunder (or a portion of this Agreement and the rights hereunder relating thereto) to, or provide for the performance of all or part of such Party’s obligations hereunder by, an entity which controls, is controlled by or is under common control with such Party.  In such event, (i) the assignor shall unconditionally guarantee the performance and obligations of the assignee and shall not be released from its liabilities, obligations and responsibilities hereunder and (ii) the assignee shall expressly assume in writing and agree to perform such obligations, liabilities and responsibilities of the assignor.

                    22.2     Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    22.3     Cooperation. During the term of this Agreement, each Party shall cooperate with and assist the other Parties in taking such acts as may be appropriate to enable all Parties to comply with the terms of this Agreement and the terms of the Ancillary Agreements and to carry out the true intent and purposes thereof.

                    22.4     Index, Captions, Definitions and Defined Terms. The captions of the Articles and Sections of this Agreement and subsections thereof are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provisions hereof.  Notwithstanding the foregoing, the Definitions set forth in Article 1 hereof, together with any other defined terms in this Agreement, as identified by their insertion in parentheses and quotation marks (“Defined Terms”), shall be incorporated herein as written, made a part hereof, and govern the interpretation of the text of this Agreement, irrespective of whether such Definitions or Defined Terms appear in the text of this Agreement before or after they are defined.

                    22.5     Waiver of Compliance. The Party for whose benefit a warranty, representation, covenant or condition is intended may in writing waive any inaccuracies in the warranties and representations contained in this Agreement or waive compliance with any of the covenants or conditions contained herein and so waive performance of any of the obligations of the other Party hereto, and any Breach or Default hereunder; provided, however, that such waiver must be in writing and shall not affect or impair the waiving Party’s rights in respect to any other covenants, condition, Breach or Default hereunder.

                    22.6     Force Majeure. In the event that a Party is prevented or delayed from performing, fulfilling or completing an obligation provided for in this Agreement as a result of delays caused by strikes, lock-outs, unavailability of materials, acts of God, acts of any national, state or local governmental agency or authority of a foreign government, war, insurrection, rebellion, riot, civil disorder, fire, explosion or the elements, then the time for performance, fulfillment or completion shall be extended for a period not exceeding the number of days by which the same was so delayed.  If a force majeure event shall be in existence for one year or more, then any Party shall have the right to terminate this Agreement at any time thereafter by giving at least thirty (30) days written notice of termination to the other Parties, provided that the force majeure event continues to be in effect as of the date that such notice is given.

                    22.7     Notices. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and delivery shall be effective in all respects if delivered (i) by telefax promptly confirmed by letter, (ii) personally, (iii) by registered or certified air mail, postage prepaid, or (iv) by neutral commercial courier service, such as Federal Express, DHL, UPS or equivalent, as follows:

If to the Tokarz Trust, to:
Zbigniew Tokarz, Trustee U/A Dated June 26, 2003
c/o Charles T. Weible
Weible & Associates Co.
3505 E. Royalton Road, Suite 150
Broadview Heights, OH 44147-2994
Telefax: 1-440-746-0782

If to the Zalewski Trust, to:
Maciej Zalewski, Trustee U/A Dated June 26, 2003
c/o Charles T. Weible
Weible & Associates Co.
3505 E. Royalton Road, Suite 150
Broadview Heights, OH 44147-2994
Telefax: 1-440-746-0782

If to Atagencer, to:
Atagencer, LLC
10988 Tanager Trail
Brecksville, Ohio 44141

If to NTI, to:	Copy to:
Northern Technologies International Corporation	Northern Technologies International
Attention: President	Corporation
6680 North Highway 49	Attention: Chairman
Lino Lakes, MN 55014	23205 Mercantile Road
Telefax: 1-651-784-2902	Beachwood, OH 44122
Telefax: 1-216-595-1741

or to such other address as may be specified in writing by any of the above.

                    22.8     Entire Agreement. This Agreement and the Ancillary Agreements contain the entire understanding of the Parties as of the date of each such agreement.  There are no representations, promises, warranties, covenants, agreements or undertakings other than those expressly set forth or provided for in this Agreement and the Ancillary Agreements, and the same supersede all prior agreements and understandings between the Parties with respect to the relationships and transactions contemplated by this Agreement.  It is the intent of the Parties to develop the relationship established hereunder, and to amend and supplement this Agreement so as to provide for expansion both of Net Sales and of the scope of the Business with Other Agreed Upon Technologies.  Any amendment or supplement to this Agreement and the Ancillary Agreements must, however, be clearly identified as such and set forth in writing (“Supplemental Documents”).  Supplemental Documents may include corporate resolutions and/or other written exchanges between Parties, but must be manually signed, in the original, by duly authorized representatives of the Parties to constitute valid Supplemental Documents for purposes hereof.  In case of a conflict between the terms of this Agreement and the terms of any of the Ancillary Agreements or the Operating Agreement, the terms of this Agreement shall prevail.

                    22.9     Validity of Provisions. Should any part of this Agreement or the Ancillary Agreements be declared by any court of competent jurisdiction to be invalid, such decision shall not affect the validity of the remaining portions, which remaining portions shall continue in full force and effect as if such instrument had been executed with the invalid portion thereof eliminated therefrom, it being the intent of the Parties that they would have executed the remaining portions without including any such part or portion which may for any reason be declared invalid.  In the event that a provision of this Agreement or any Ancillary Agreement shall be declared to be invalid, then the Parties agree that they shall, in good faith, negotiate with one another to replace such invalid provision with a valid provision as similar as possible to that which had been held to be invalid, giving due recognition to the reason for which such provision had been held invalid.

                    22.10     Governmental Filings. NTI shall be responsible for the preparation and filing of all necessary reports and/or applications relating to this Agreement and the transactions contemplated hereby with each appropriate government agency in the Territory, and shall maintain all required governmental filings and permits current.  Each of the Parties shall provide whatever information and documentation reasonably required of and available to it in connection with the preparation and filing of such reports.

                    22.11     Payments. Any payment to be made to any Party pursuant to any provision of this Agreement shall be made by means of a wire transfer or by means of a deposit to a bona fide bank account as designated by such Party.  The Parties shall each have the right to specify in writing any bank account to which payments due them (respectively) shall be made.

                    22.12     Derivative Enforcement by Each Party. In the event of a Material Breach or Default of this Agreement or any of the Ancillary Agreements by any Party and/or its Agents, each of the other Parties may, derivatively for and on behalf of the Company, enforce the terms hereof or thereof against such defaulting Party and/or its Agents.  In the event of derivative enforcement hereunder, the matter shall be adjudicated in accordance with the provisions of Article 19 hereof.

                    22.13     Publicity. Any publicity with respect to this Agreement shall be under the control of the Company as determined by the Board of Managers of the Company.

                    22.14     Ratification by the Company. The Parties shall cause the Company to expressly ratify, assume, approve, and adopt this Agreement and to enter into the Ancillary Agreements as of the Effective Date so that the same, to the extent applicable to the Company, shall be binding upon it.

                    22.15     Brokers. The Parties acknowledge that all negotiations relative to this Agreement and the Ancillary Agreements and the transactions contemplated hereunder have been carried on by them directly, without intervention of any other person retained by either of them so as to give rise to any valid claim against any of the Parties hereto or the Company for a brokerage commission, finder’s fee or any similar payment.

                    IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION,
a Delaware USA corporation

By /s/ Philip M. Lynch

Title Chief Executive Officer

/s/ Zbigniew Tokarz

ZBIGNIEW TOKARZ, TRUSTEE U/A DATED JUNE 26, 2003

/s/ Maciej Zalewski

MACIEJ ZALEWSKI, TRUSTEE U/A DATED JUNE 26, 2003

ATAGENCER, LLC,
an Ohio limited liability company

By /s/ Dr. Mehmet A. Gencer

Title President

EXHIBIT A

[Description of Polymer Recycling
Technology Intellectual Property Rights]